Exhibit 10.7
FIRST AMENDMENT TO LEASE
          THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into effective as of May 1, 2004, by and between Alliance Gateway No. 58, Ltd., a Texas limited partnership (“Landlord”) and Victor Equipment Company, a Delaware Corporation (“Tenant”).
WITNESSETH THAT:
     WHEREAS, Landlord and Tenant entered into that certain lease dated September 22, 2003 (the “Lease”);
     WHEREAS, Landlord and Tenant desire to modify certain provisions of the Lease and agree to certain other matters as set forth below.
     NOW, THEREFORE, for good and valuable consideration including the amendments stated herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1.	Defined Terms. Except as specified to the contrary in this First Amendment, all defined terms in the Lease have the same meanings in this First Amendment. To the extent that there is any conflict between any provision of the Lease and this First Amendment, this First Amendment shall control.

2.	Premises. Effective May 1, 2004, the Premises shall be deemed to be increased by 64,166 square feet (the “Additional Premises”) and the term “Premises” shall be deemed amended to mean and refer to approximately 177,666 square feet of area as indicated by the cross-hatched area on Exhibit “A” attached to this First Amendment, situated in the Building located or to be located on the Land.

3.	Tenant’s Proportionate Share. Effective May 1, 2004, the term “Tenant’s Proportionate Share” shall be deemed amended to mean and refer to 63.83%, which is the percentage obtained by dividing (i) the 177,666 square feet of area in the Premises by (ii) the 278,333 square feet of area in the Building.

4.	Base Rent. The term “Base Rent” is hereby amended by replacing the definition of Base Rent set forth in the Lease with the following amounts payable during the time periods indicated:

	Monthly	Annual	Per Square Foot
Months	Base Rent	Base Rent	Per Annum
1-3	$0.00	$0.00	$0.00 PSF
4	$42,184.17	$506,210.00	$4.46 PSF
5-63	$65,884.48	$790,613.70	$4.45 PSF
          (Subject to adjustments as provided in the Lease)
5.	Leasehold Improvements. Landlord shall construct leasehold improvements on the Additional

Premises in accordance with Exhibit “B” attached to this First Amendment.

6.	Excluded Provisions. Notwithstanding anything to the contrary herein, Exhibit “C” originally attached to the Lease shall not be applicable to the Additional Premises.

7.	Increase in Letter of Credit. The amount of the Letter of Credit is hereby amended and increased to $275,000.00. Concurrently with its execution hereof, Tenant shall deliver to Landlord the Letter of Credit in the sum of $275,000.00. Provided that Landlord has been furnished with the Letter of Credit in the sum of $275,000.00, Landlord shall authorize Tenant to cancel the existing Letter of Credit in the sum of $175,000.00 and shall reasonably cooperate with Tenant (without cost to Landlord) in effecting the cancellation of the $175,000.00 Letter of Credit.

8.	Cap Calculation. Notwithstanding the provisions of Section 3.B. of the Lease, the initial Cap shall be calculated based on the Controllable Expenses incurred during the twelve (12) month period from May 1, 2004 through April 30, 2005.

9.	General. Except as herein amended, the Lease shall continue in full force and effect, and, as hereby amended, is hereby ratified and affirmed. This First Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument. To facilitate execution of this First Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages of this First Amendment.
        IN WITNESS WHEREOF, the parties have executed this First Amendment under seal of the date and year written below.
EXECUTED BY LANDLORD, this 12 day of May, 2004.

ALLIANCE GATEWAY NO. 58, LTD., a Texas limited partnership
By:	Hillwood Alliance Management, L.P.,
a Texas limited partnership,
its general partner

By:	Hillwood Alliance GP, LLC,
a Texas limited liability company,
its general partner

By:	/s/ Michael K. Berry
	Name:	Michael K. Berry
Its: Exec. Vice President

EXECUTED BY TENANT, this _____day of May, 2004.

VICTOR EQUIPMENT COMPANY, a Delaware corporation
By:	/s/ James H. Tate
	Name:	James H. Tate
Its: Sr.V.P. & CFO

Exhibit “A”
Premises

EXHIBIT “B”
ADDITIONAL LEASEHOLD IMPROVEMENTS
(Allowance)
     1. WORKING DRAWINGS. Landlord shall cause to be prepared plans, specifications and construction drawings of all improvements that Tenant proposes to install in the Additional Premises (“Additional Leasehold Improvements”), which Additional Leasehold Improvements are generally described as follows: warehouse lights, roof-mounted heating and ventilation equipment, dock packages, demising wall and an opening in the existing wall. The Additional Leasehold Improvements shall be substantially the same as the Leasehold Improvements. As used herein, “Working Drawings” shall mean the final plans, specifications and construction drawings, as amended from time to time, and “Work” shall mean the work required to construct and install all Additional Leasehold Improvements to be constructed in accordance with and as indicated on the Working Drawings. Preparation by Landlord of the Working Drawings shall not be a representation or warranty of Landlord, and shall create no responsibility or liability on the part of Landlord, with respect to their adequacy for any use, purpose or condition, their completeness, design sufficiency, or compliance with any laws, rules or regulations of governmental agencies or authorities, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible “as-built” plan (e.g., sepia) of the Additional Leasehold Improvements as constructed, which plan shall be incorporated into this First Amendment by this reference for all purposes.
     2. CONTRACTOR Landlord shall enter into the construction contract (“Contract”) with the contractor who has been selected by Landlord to perform the Work (“Contractor”). The Contract shall be in form and substance acceptable to Landlord. The Contractor and all subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and such insurance policies must name Landlord and Landlord’s mortgagee as additional insureds and (b) if Landlord so elects, payment and performance bonds covering the cost of the Work and otherwise reasonably satisfactory to Landlord. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord before the Work is commenced.
     3. TOTAL CONSTRUCTION COSTS. Tenant shall bear the entire cost of performing the Work (including, without limitation, the cost of preparing the Working Drawings, costs of construction labor and materials, removing any improvements currently in the Premises (including the Additional Premises), electrical usage during construction, additional janitorial services, general tenant signage, and related taxes and insurance costs, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined). Upon completion of the Work, Tenant shall pay to Landlord a construction management fee in an amount equal to five percent (5%) of the total costs of construction, labor, materials, and removal of any improvements currently in the Premises (including the Additional Premises) and such fee shall be deducted from the Construction Allowance.
     4. CONSTRUCTION ALLOWANCE. Landlord shall provide to Tenant a construction allowance (“Construction Allowance”) for the purpose of defraying the cost of constructing the Additional Leasehold Improvements which Construction Allowance shall be equal to the lesser of (i) the Total Construction Costs or (ii) $449,162.00.
     5. PAYMENT OF CONSTRUCTION COSTS. (a) Upon the selection of the Contractor, Tenant

B-1

shall pay to Landlord an amount equal to Landlord’s estimate of the difference between (i) the Total Construction Costs, and (ii) the Construction Allowance (such difference being referred to herein as the “Excess Construction Costs”). Landlord shall not have any obligation to commence construction until Landlord has received the Excess Construction Costs. Landlord shall have the right at any time, and from time to time, during the performance of the Work to reasonably revise its estimate of the Excess Construction Costs, and if so revised, Tenant shall pay to Landlord, within 3 days after such revised estimate is delivered to Tenant, the increase in the Excess Construction Costs pursuant to such revised estimate. Upon completion of the Work Landlord shall determine the actual Excess Construction Costs and if Tenant has overpaid or underpaid the Excess Construction Costs Landlord shall refund the amount of such overpayment to Tenant, or Tenant shall pay the amount of the underpayment to Landlord (as the case may be), within three (3) days after the final determination of the Excess Construction Costs by Landlord.
     (b) Notwithstanding anything to the contrary contained herein, the Construction Allowance shall not be used for (and Landlord shall have no obligation to use or advance any portion of the Construction Allowance for) the cost of furniture, fixtures or equipment which are not permanently attached to the Land or the Building (including, but not limited to, tenant signage, telephone equipment, or any other special utility service lines needed by Tenant for its use of the Premises).
     6. CONSTRUCTION WARRANTIES. Upon completion of the Work, Landlord shall assign to Tenant on a non-exclusive basis (it being agreed that Landlord shall retain the right to pursue warranty claims under all such warranties) all manufacturers’ and contractors’ warranties obtained by Landlord covering the Work. Tenant shall cooperate with Landlord in securing the performance by any manufacturer, contractor or subcontractor of the warranty provided by any such party with respect to the Work.
     7. LEASE CONSTRUCTION PROVISIONS. To the extent not inconsistent with this Exhibit, Paragraph 7 of the Lease shall govern the performance of the Work and the Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

B-2

BASIC LEASE INFORMATION

Lease Date:	September 22, 2003

Tenant:	Victor Equipment Company

Tenant’s Address:	16052 Swingley Ridge Rd. Suite 300 St. Louis, Missouri 63017

Contact:	Harry Brown; Telephone: (940) 381-1226

Landlord:	Alliance Gateway No. 58, Ltd.

Landlord’s Address:	c/o Hillwood Development Company, LLC 13600 Heritage Parkway, Suite 200 Fort Worth, Texas 76177 Attn: Bill Burton

With copy to:	Hillwood Development Company, LLC
Three Lincoln Centre
5430 LBJ Freeway, Suite 800
Dallas, Texas 75240
Attn: Tom Mason

Contact:	Bill Burton; Telephone: (817) 224-6000

Premises:	As indicated by the cross-hatched area on Exhibit “A” attached to the Lease, situated in the building commonly known, or to be known, as Alliance Gateway 58 (the “Building”) located or to be located on the land more particularly described on Exhibit “B” attached to the Lease (the “Land”).

Project:	Collectively, the Land, the Building and all other buildings, structures and Improvements situated on the Land at any time during the Term.

Term:	Sixty-three (63) months, commencing on the Commencement Date (which is estimated to be December 11, 2003) and ending at 5:00 p.m. on the last day of the sixty-third (63rd) full month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.
Base Rent:

	Monthly	Annual	Per Square Foot
Months	Base Rent	Base Rent	Per Annum
1 —3	$0.00	$0.00	$0.00
4—63	$42,184.17	$506,210.00 *	$4.46

(Subject to adjustment as provided in the Lease)

*	Annual Base Rent for the first year of the Term of this Lease shall be $379,657.49.

Initial Tenant’s proportionate share of Taxes:	$7,945.00 per month

(i)

Initial Tenant’s proportionate share of cost of insurance under Paragraph 10A:	$662.08 per month

Initial Tenant’s proportionate share of Common Area Charges:	$ 3,026.67 per month

Security Deposit:	$53,817.91 and the Letter of Credit (as defined in Paragraph 2B)

Tenant’s Proportionate Share:	40.79% which is the percentage obtained by dividing (i) the 113,500 square feet of area in the Premises by (ii) the 278,333 square feet of area in the Building.

Broker or Agent:	Daniel Spika, Henry S. Miller
The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.
LANDLORD :

ALLIANCE GATEWAY NO. 58, LTD., a Texas limited partnership
By:	Hillwood Alliance Management, L.P.,
a Texas limited partnership,
its general partner

By:	Hillwood Alliance GP, LLC,
a Texas limited liability company,
its general partner

By:	/s/ Michael K. Berry
Name: Michael K. Berry
Its: Exec. Vice President

TENANT: VICTOR EQUIPMENT COMPANY, a Delaware corporation
By:	/s/ James H. Tate
Name: James H. Tate
Its: Sr.V.P. & CFO

(ii)